Exhibit 10.15

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Dated May 10, 2005

(1) Aventis Pharma S.A.

- and -

(2) SCYNEXIS, Inc.

Exclusive World-wide Licence Agreement

THIS AGREEMENT is made as of the 10th day of May 2005

BETWEEN:-

(1)	SCYNEXIS, Inc., a company incorporated under the laws of the state of Delaware, whose principal office is at 3501 C Tricenter Boulevard, Durham, North Carolina, 27713 USA (“Scynexis”); and

(2)	Aventis Pharma S.A., a company incorporated under the laws of France whose registered office is at 20, Avenue Raymond Aron, F-92165 Antony, Cedex, France (“Aventis Pharma”).

BACKGROUND:-

(A)	Aventis Pharma has developed or acquired inventions and know-how concerning cyclosporin derivatives, and owns certain patents relating to such inventions;

(B)	Aventis Pharma also owns stocks of the compound [*], and cultures useful in the preparation of these compounds (biotransformation strain);

(C)	Aventis Pharma and Scynexis Europe Ltd, an Affiliate of Scynexis, entered into an Option Agreement dated 12 March 2004 (“Option Agreement”) under which Aventis Pharma granted Scynexis an option (i) to obtain either an assignment of the entire right, title and interest in such inventions, know-how and patents or an exclusive licence thereto, and (ii) have transferred all stocks of the Compound (as defined below) held by Aventis Pharma. During the term of such Option Agreement, Scynexis has evaluated the Patents, and Know-How and as part of its evaluation, has performed additional work on the Compound notably to analyze the integrity of the Compound by checking purity and stability and to confirm, in vitro, the activity of the Compound on new clinical isolates due to the emergence of new HIV resistant strains which did not exist at the time of the original development of the Compound; and

(D)	Pursuant to the Option Agreement, (1) Aventis Pharma is willing to grant and Scynexis wishes to receive a world-wide, exclusive licence of Aventis Phainia’s

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Know-How, and Patents and (2) Aventis Phatina is willing to sell and Scynexis wishes to purchase Aventis Pharma’s Stocks (as defined below), in accordance with and subject to the provisions of this Agreement.

THE PARTIES AGREE AS FOLLOWS:-

1.	Definitions

In this Agreement the following words and expressions shall have the following meanings:-

1.1. “Affiliate”	Means :

for Scynexis, any company or other legal entity which, now or hereafter, directly or indirectly, owns or controls, is owned or controlled by or is under common ownership or control with Scynexis. In the case of legal entities having stocks and/or shares, ownership or control shall exist through the direct or indirect ownership and/or control of more than fifty percent of the voting stock or shares. In the case of any other legal entity, ownership and/or control shall exist through the ability to directly or indirectly control the management and/or business of the legal entity;

for Aventis Pharma, any company or other legal entity which, at the Execution Date or subsequently, is directly or indirectly controlled by Aventis Inc having its registered office at 300 Somerset Corporate Blvd — 08807 Bridgwater (USA) — New Jersey (State of incorporation : Pennsylvania — Federal Id Nr : 23-1699163) and/or Hoechst Aktiengesellschaft having its registered office at Braningstr. 50 — 65926 Frankfurt (Germany) (Handelsregister : Lower Court of Frankfurt am Main — Nb of Registration : HR B 14500). In the case of legal entities having stocks and/or shares, ownership or control shall

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

exist through the direct or indirect ownership and/or control of more than fifty percent of the voting stock or shares. In the case of any other legal entity, ownership and/or control shall exist through the ability to directly or indirectly control the management and/or business of the legal entity;

1.2. “Ancillary Rights”	any copyrights, design rights, database rights and/or similar rights that subsist in the Delivered Documents;

1.3. “Assets”	the Patents, the Know How, the Ancillary Rights, the Stocks, and the Delivered Documents;

1.4. “Biotransformation Strain”	the biotransformation strain cultures useful in the preparation of the Compound and more particularly defined in Appendix IV attached to the present agreement and made a part hereof.

1.5. “Combination Product”	a Product which includes one or more active ingredients other than the Compound in combination with the Compound.

1.6. “Compound”	a compound, or salt form thereof, covered by a composition of matter claim within the Patents, including [*] or [*].

1.7. “Delivered Documents”	the documents and files (whether in paper, electronic or other tangible form) containing Information with regards to the Know How and Patents (both as defined below) as listed in the Appendix I attached to the present agreement and made a part hereof .

1.8. “Execution Date”	the date of this Agreement as written above;

1.9. “Granted Patents”	granted and/or issued Patents (as defined below);

1.10. “Holding Party”	the party that under the provisions of Clauses 12.1 and 12.2, does not own the Confidential Material concerned;

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

1.11. “Information”	data, results, know-how, show-how, software, algorithms, inventions, designs, trade secrets, plans, forecasts, analyses, evaluations, research, technical information, concepts, techniques, processes, business information, financial information, business plans, strategies, customer lists, marketing plans, or other information whether oral, in writing, in electronic form or in any other form;

1.12. “Infringement”	any infringement of the Patents or the Ancillary Rights and/or misuse of the Know How;

1.13. “Know How”	means any Information controlled by Aventis Pharma or its Affiliates that is necessary or useful for practising the Patents, including copies of relevant portions of lab notebooks, experimental data, research summaries and reports, invention disclosures and internal and external study results, pre-clinical and clinical data, and any process, procedures, manufacturing data, CMC data, batch records, composition, method, trade secret, formula, protocol, technique and data, including but not limited to the Delivered Documents.

1.14. “Licensed Rights”	the Patents, the Ancillary Rights and the Know How;

1.15. “Net Sales Value”	the sum of the gross invoice price to third party customers for sales of the Products, less: (i) rebates and discounts actually allowed or given ; (ii) tax included in the invoice or other governmental charges and duties directly related for the sale, transportation or delivery of Products to the extent included in the invoice; (iii) amounts refunded, allowed or credited in connection with shortages or returned or rejected Products; (iii) sales commissions paid to distributors and/or selling agents; (iv) [*] bad debt; and (v) transportation and insurance charges.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

With respect to sales of Combination Products, the Net Sales Value shall be calculated [*]. In the event that a Product is sold only as a Combination Product, the Net Sales Value shall be calculated on the basis of the invoice price of the Combination Product multiplied by a fraction, the numerator of which shall be the [*] of Compound in the Combination Product, and the denominator of which shall be the [*] of all of the active ingredients in the Combination Product. [*] shall be determined in accordance with Scynexis’ regular accounting methods;

1.16. “Owning Party”	the party that owns the Confidential Material concerned as specified in Clauses 12.1 and 12.2;

1.17. “Patents”	means

	(a)	the patents and patent applications listed in Appendix II attached to the present agreement and made a part hereof,

and any and all foreign counterparts in the world claiming, or entitled to claim, priority from any of the patents and patent applications listed in Appendix II attached to the present Agreement and made a part hereof, and any patents issued or issuing on any of such applications,

	(b)	any provisional and non-provisional applications anywhere in the world, including certificates of invention and applications for certificates of invention, claiming the Licensed Rights and any patents issued or issuing on any such applications,

	(c)	any continuations, divisions, continuations-in-part, re-

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

examinations, renewals, supplementary protection certificates, patents of addition, utility models of any of the foregoing and any patents issued or issuing thereon, and

(d) any reissues and extensions of any of the foregoing;

1.18. “Patent Applications”	patent applications within the definition of the Patents;

1.19. “Personnel”	means in respect of a party, its directors, officers, employees, consultants, agents, representatives, contractors and advisors;

1.20. “Products”	any product containing the Compound whose manufacture, sale or use falls within the scope of a Valid Claim.

1.21. “Revocation Proceedings”	any proceedings where the validity, ownership or scope of any of the Patents is at issue including counterclaims for revocation of patents, opposition proceedings and interference proceedings.

1.22. “Quarter”	the quarterly periods ending March 31st, June 30th, September 30th and December 31st;

1.23. “Stocks”	all stocks of the Compound owned and/or controlled by Aventis Pharma and/or its Affiliates, the intelinediates thereto, the remaining histopathology samples from the pre-clinical studies performed by Aventis Pharma, and the Biotransformation Strain, as in Aventis Pharma’s possession at the Execution Date, which are mainly listed in Appendix III attached to the present agreement and made a part hereof;

1.24. “Sub-Licensee”	any third party to whom Scynexis has granted a sub-licence under the Licensed Rights;

1.25. “Valid Claim”	any claim contained in a subsisting Granted Patent that has not been held invalid or unenforceable by a final decision of a

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

court or other government agency of competent jurisdiction that is unappealable or has not been appealed within the time allowed for appeal and which has not been admitted to be invalid or unenforceable through reissue disclaimer or otherwise.

2.	Licence

2.1.	Aventis Pharma hereby grants to Scynexis, with the right to grant sub-licences :

(i)	an exclusive world-wide licence under the Patents, and

(ii)	an exclusive world-wide licence under the Know-How and Ancillary Rights in the field of [*], and

(iii)	a non-exclusive world-wide licence under the Know-How and Ancillary Rights in all fields outside the field of [*];

to research, develop, manufacture, import, market, use, sell, and supply products and to perform any other act that would infringe the Licensed Rights, were it not for the grant hereunder.

2.2.	Aventis Pharma shall upon Scynexis’ reasonable request promptly execute all documents (including executing formal licences) as may be necessary to give effect to the licences granted hereunder and to record Scynexis as the exclusive licensee of the Licensed Rights in any country where necessary to exercise the rights under the Patents licensed hereunder.

2.3.	Within [*] after the Execution Date, Aventis Pharma shall transfer and deliver to Scynexis in good order complete copies of the patent prosecution files and copies of original title documents relating to the Patents including the original patent office filing receipts, original certificates on grant or issue and original renewal certificates.

2.4.	Scynexis shall undertake reasonable commercial efforts to develop, register and commercialize a Product.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

2.5.	Within [*] after the Execution Date, Aventis Pharma shall deliver to Scynexis copies of all documents and files (whether in paper, electronic form or otherwise) in the possession or control of Aventis Pharma and/or its Affiliates containing the Know How as well as the Delivered Documents listed in the Appendix I attached to the present agreement.

3.	Stocks

3.1.	On the Execution Date, Aventis Pharma shall sell and Scynexis shall purchase all right, title and interest in the Stocks. Aventis Pharma makes no representation with regard to purity or biological activity of the Stocks provided. Scynexis acknowledges that the Stocks are sold without any express or implied warranty, including any warranty of satisfactory quality or fitness for a particular purpose, and Aventis Pharma makes no representation or warranty that the use of the Stocks will not infringe any patent, copyright, trade mark or other proprietary right of a third party. All warranties are hereby excluded to the extent permitted by law.

3.2.	Within a reasonable period of time, and no later than [*] after the Execution Date, Aventis Pharma shall deliver the Stocks to Scynexis “Ex Works” (INCOTERMS 2000) at the Aventis Pharma premises in Vitry, France. Scynexis shall be responsible for arranging at Scynexis’ expense, transportation, packaging and insurance of the Stocks.

3.3.	Aventis Pharma will use its best efforts to provide Scynexis with the protocol(s) in Aventis Pharma’s possession concerning the handling, storage and safety of the Stocks, which protocols are listed in Appendix I, within [*] after the Execution Date.

4.	Technology Transfer/Non-Exclusive License Grant

4.1.	Aventis Pharma agrees to exert reasonable efforts to:

4.1.1.

respond to reasonable enquiries made by Scynexis in respect of the Assets provided that scientists who worked on the Compound within Aventis Pharma are still available, and provided further that Aventis Pharma shall not be

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

required to carry out any further research or experiment in order to respond to any such enquiry;

4.1.2.	procure that a Aventis Phamia contact person is reasonably available for telephone discussions, and, if reasonably necessary, meetings with Scynexis at the Aventis Pharma facilities; For the purpose of this Agreement, the Aventis Pharma contact person shall be [*], and

4.1.3.	as and when reasonably requested by Scynexis, provide copies of any documents or files in the possession or control of Aventis Pharma or its Affiliates that may reasonably assist Scynexis with its understanding of the Assets, provided that Aventis Pharma shall not be required to provide copies of any documents or files in breach of a duty of confidence owed to a third party.

4.2.	In the event that the development, making, having made, use, or sale of Compound or Products by Scynexis, its Affiliates or Sub-Licensees would infringe any intellectual property (other than the Licensed Rights) which at the Execution Date, Aventis Pharma and/or its Affiliates own or have the right to license, Aventis Pharma hereby grants to Scynexis, a non-exclusive, world-wide, royalty-free, sub-licenseable license under such intellectual property solely for Scynexis, and its Affiliates and Sub-Licensees to develop, make, have made, use and sell such Compound and Products.

5.	Payments

5.1.	In consideration of the licence set out in Clause 2.1, the provision of the Delivered Documents pursuant to clause 2.5 of the present agreement and the sale of the Stocks pursuant to clause 3 of the present agreement, Scynexis shall pay to Aventis Pharma during the term hereof;

5.1.1.	the sum of [*] United States dollars (US $ [*]) within [*] after the Execution Date.

5.1.2.	the following milestone payments which shall be paid within [*] after the date that the milestone is obtained:

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

	Milestone	Milestone Payment

[*]	[*]	[*]

[*]	[*]	[*]

5.1.3.	a royalty consisting of a percentage of the Net Sales Value of Products sold by Scynexis or any Affiliate of Scynexis in a given calendar year in accordance with the conditions set forth below :

a) for sales in any country where there is a Valid Claim, Scynexis shall pay to Aventis Pharma a royalty as defined in the table below (“Scynexis Royalty Rate”):

Annual Net Sales Value of the Products sold by Scynexis or any Affiliate of Scynexis in such countries	Scynexis Royalty Rate due by Scynexis

On the portion of sales which is less than or equal to [*] US Dollars inclusive	[*] % of the Net Sales Value of the Products sold by Scynexis or any Affiliate of Scynexis in such countries

On the portion of sales which is above [*] to [*] US Dollars inclusive	[*] % of the Net Sales Value of the Products sold by Scynexis or any Affiliate of Scynexis in such countries

On the portion of sales which is above [*] US Dollars to [*] US Dollars inclusive	[*] % of the Net Sales Value of the Products sold by Scynexis or any Affiliate of Scynexis in such countries

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

On the portion of sales which is above [*] US Dollars to [*] US Dollars inclusive	[*] % of the Net Sales Value of the Products sold by Scynexis or any Affiliate of Scynexis in such countries

On the portion of sales which is above [*] US Dollars to [*] US Dollars inclusive	[*] % of the Net Sales Value of the Products sold by Scynexis or any Affiliate of Scynexis in such countries

On the portion of sales which is greater than [*] US Dollars	[*] % of the Net Sales Value of the Products sold by Scynexis or any Affiliate of Scynexis in such countries

5.1.4.	a royalty consisting of a percentage of the Net Sales Value of all Products sold by a Sub-Licensee in a given calendar year in accordance with the conditions set forth below :

a)	for sales in any country where there is a Valid Claim, Scynexis shall pay to Aventis Pharma a royalty as defined in the table below (“Sub-Licensee Royalty Rate”):

Annual Net Sales Value of the Products sold by a Sub-Licensee in such countries	Sub-Licensee Royalty Rate due by Scynexis

On the portion of sales which is less than or equal to [*] US Dollars inclusive	[*]% of the Net Sales Value of the Products sold by a Sub-Licensee in such countries

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

On the portion of sales which is above [*] to [*] US Dollars inclusive	[*] % of the Net Sales Value of the Products sold by a Sub-Licensee in such countries

On the portion of sales which is above [*] US Dollars to [*] US Dollars inclusive	[*] % of the Net Sales Value of the Products sold by a Sub-Licensee in such countries

On the portion of sales which is above [*] US Dollars to [*] US Dollars inclusive	[*] % of the Net Sales Value of the Products sold by a Sub-Licensee in such countries

On the portion of sales which is above [*] US Dollars to [*] US Dollars inclusive	[*] % of the Net Sales Value of the Products sold by a Sub-Licensee in such countries

On the portion of sales which is greater than [*] US Dollars	[*] % of the Net Sales Value of the Products sold by a Sub-Licensee in such countries

5.2.	In no circumstances shall Scynexis be required to pay Aventis Pharma a royalty in respect of a unit of Product under both Clauses 5.1.3 and 5.1.4. For clarity, with respect to the distinction of the situation of a sub-license and a collaboration which does not entail a sub-license, the parties agree that:

(i)	where a Product is supplied by Scynexis, its Affiliates or on behalf of Scynexis or its Affiliates to a third party which then commercializes the Product, royalties in respect of that Product shall be paid under Clause 5.1.3.

(ii)	Where a Product is manufactured by or on behalf of a Sub-Licensee, royalties achieved by the Sub-Licensee in respect of that Product sales shall be paid under Clause 5.1.4.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

5.3.	In the event that Scynexis, its Affiliates or a Sub-Licensee sell Compound in bulk form rather than Product in packaged form (e.g., for use in combination with another active ingredient) to an independent third party, and Scynexis does not participate in any proceeds of the sales of the corresponding finished product, the royalty obligations of this Clause 5 shall be [*].

5.4.	If a compulsory license is granted to a third party with respect to a Product in any country with a royalty rate lower than the royalty rate provided in this Clause 5, then the royalty rate to be paid to Aventis Pharma in that country shall be [*].

5.5.	If laws, rules or regulations require withholding of taxes imposed upon the payments set forth in this Agreement, Scynexis shall subtract such withholding payments from the payments due to Aventis Pharma set forth in this Clause 5 and shall provide Aventis Pharma with documentation to allow Aventis Pharma to recover such withholding payment.

5.6.	All royalties described in this Clause 5 are subject to the following conditions;

5.6.1.	no royalties shall be due upon the sale or transfer among Scynexis, its Affiliates or Sub-Licensees, but in such cases the royalty shall be due and calculated upon Scynexis’ or its Affiliate’s or Sub-Licensee’s Net Sales Value to the first independent third party; and

5.6.2.	no royalties shall accrue on the disposition of Products in reasonable quantities by Scynexis, its Affiliates and Sub-Licensees as samples (promotional or otherwise) or as donations (for example, to non-profit institutions or government agencies for a non-commercial purpose).

5.7.

The parties hereto hereby acknowledge that pursuant to [*], Scynexis has certain obligations to [*] with respect to [*] of [*]. Should, following [*], Scynexis wish to [*] for the [*] and/or [*], Scynexis shall inform Aventis Pharma in writing in advance and provide Aventis Pharma with all information reasonably needed by Aventis Pharma to establish its interest to [*] to [*], upon terms and conditions to be negotiated in good faith. Aventis Pharma shall have [*] from receipt of such information to inform Scynexis in writing whether it wishes to [*]. In the event that

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Aventis Pharma confirms its interest, but Aventis Pharma and Scynexis [*] within [*] from the start of negotiations, Scynexis shall be free to [*]. Notwithstanding the above, the parties hereby acknowledge that pursuant to the [*], Scynexis will [*] unless [*]. Should the negotiations between Aventis Pharma and Scynexis be terminated because Scynexis has informed Aventis Pharma that [*] are [*], in case Aventis Pharma wishes to [*] of [*], Aventis Pharma may [*] (e.g. [*] or [*]) [*] to [*] and [*] Aventis Pharma (without [*] and [*]) (hereinafter the “[*]”). Such [*] shall [*] as those set forth in the present Agreement with regards to [*] (hereinafter referred to as “[*]”) and to other [*] of the Parties (as defined below). [*] the terms and conditions [*] shall be [*].

6.	Payment Terms

6.1.	Starting from when any of Scynexis, its Affiliates and/or a Sub-Licensee first puts the Product on the market for commercial sale in a country and for the time period royalties are due in compliance with article 5 of the present agreement, on a country by country basis, Scynexis shall, within [*] of the end of each Quarter,

6.1.1.	provide Aventis Pharma with a royalty [*] for the preceding Quarter setting out the royalties payable in respect of sales of Products made during that Quarter under Clause 5; and

6.1.2.	pay the sums due to Aventis Pharma as set forth in such royalty statement.

6.2.	All sums payable under this Agreement shall be paid in US Dollars by wire transfer to Aventis Pharma’ bank account, details of which Aventis Pharma shall notify to Scynexis from time to time in writing.

6.3.	If Products are sold or supplied by Scynexis, its Affiliates and/or Sub-Licensees in a currency other than US Dollars, the royalties payable in respect of such sales under this Agreement shall be first determined in the currency of invoice and then converted into US Dollars at the average daily open market currency rate (commercial selling rate) as quoted in the Wall Street Journal fixing rate, issued by Reuters at 3 p.m. New York time, for the Quarter in which such sales took place.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

7.	Records and Audits

7.1.	Scynexis shall keep and shall cause its Affiliates to keep at its normal place of business records and books of account showing the quantity, description and value of all Products sold by Scynexis and its Affiliates in each country for a period of [*] after the sale took place.

7.2.	Scynexis shall make its records and books of account available and shall ensure that its Affiliates make their records and books of account available for inspection during normal business hours by an independent accountant appointed by Aventis Pharma for the purpose of verifying the accuracy of any royalty-statement provided by Scynexis or its Affiliates to Aventis Pharma pursuant to Clause 6.1 in the previous [*] provided that the accountant enters into a binding confidentiality agreement with Scynexis and or its Affiliate in the form reasonably requested by Scynexis or its Affiliate.

7.3.	Aventis Pharma shall be entitled to have inspections carried out pursuant to Clause 7.2 [*] by giving Scynexis and/or its Affiliate [*] written notice prior to each inspection.

7.4.	Aventis Pharma shall bear the cost of carrying out the inspections referred to in Clause 7.3. unless there is an error of more than [*] in any royalty statement provided by Scynexis or its Affiliate, in which case Scynexis or its Affiliate shall promptly pay to Aventis Pharma the accountants’ reasonable fees for making the relevant inspection. If Aventis Pharma’ inspection shows that Scynexis or its Affiliate has paid more than the amounts properly due under this Agreement, then Scynexis or its Affiliate shall be entitled to deduct such excess from the future sums payable to Aventis Pharma under this Agreement. If Aventis Pharma’s inspection reveals a deficit then Scynexis or its Affiliate as appropriate shall promptly pay the deficit.

7.5.	Scynexis will impose record keeping and audit obligations on any Sub-Licensee, such that Scynexis will be entitled to audit the royalty statements of any such Sub-Licensee in a manner similar to that described in this Clause 7.

8.	Representations and Warranties

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

8.1.	Each party represents and warrants to the other that it has the legal right and power to enter into this Agreement and to fully perform its obligations hereunder.

8.2.	Aventis Pharma represents and warrants to Scynexis that as of the Execution Date:

8.2.1.	the Patents exist and, to the best of Aventis Pharma’ knowledge, the Patents are not invalid or unenforceable in whole or in part;

8.2.2.	Aventis Pharma has not previously assigned, transferred, conveyed or otherwise encumbered its right, title and interest in the Assets, and it has not granted any licence or rights relating to the Assets nor is it under any obligation to do so;

8.2.3.	Aventis Pharma is the sole and exclusive owner of the Assets, all of the Assets are free and clear of any liens, charges and encumbrances, and no third party has any claim of ownership or any rights with respect of the Assets;

8.2.4.	to the best of Aventis Pharma’s knowledge, the practice of the inventions disclosed in the Patents and Know How does not interfere with or infringe any intellectual property rights owned or possessed by any third party [*];

8.2.5.	to the best of Aventis Pharma’s knowledge, there are no notices of infringement against Aventis Pharma, or claims, judgments or settlements against or owned by Aventis Pharma, or pending or threatened claims or litigation, relating to the Assets;

8.2.6.	to the best of Aventis Pharma’ knowledge, there are presently no third parties which are infringing the Patents;

8.2.7.	to the best of Aventis Pharma’ knowledge, use of the Compound will not violate any law, rule or regulation;

8.2.8.

Aventis Pharma has disclosed to Scynexis all reasonably relevant information regarding the Assets which Aventis Pharma had in its possession. Furthermore, Scynexis confirms that during the term of the Option

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Agreement, Scynexis was permitted to conduct due diligence with the assistance of Aventis Pharma Personnel.

8.3.	All payments due in respect of the prosecution, maintenance and renewal of the Patents have been paid in full at the Execution Date.

8.4.	Aventis Pharma owns or controls at least [*] of Stocks (net of all packaging).

8.5.	Scynexis confirms that [*] and [*].

8.6.	Except as stated in Clauses 8.1 and 8.2, Aventis Pharma expressly disclaims any implied warranties of merchantability or fitness for a particular purpose of any Stocks provided to Scynexis by Aventis Pharma hereunder.

8.7.	In no event shall Aventis Pharma be liable for any use by Scynexis, its Personnel, its Sub-Licensee and its Affiliates of the Stocks, or any loss, claim, damage or liability that may result from the use, handling, storage or disposal of Stocks, except to the extent such claims or losses are attributable to Aventis Pharma’ negligence or intentional misconduct.

9.	Limitation of Liability and Indemnity

9.1.	Scynexis shall assume all risks associated with the development, manufacture, use and supply of the Products by Scynexis, its Affiliates and its Sub-Licensees and shall be responsible for all third party claims relating to such Products including claims based upon product liability laws.

9.2.	Scynexis shall fully indemnify, and at all times keep Aventis Pharma, its Affiliates and their Personnel fully indemnified, against any and all liability, damages, claims, proceedings and/or expenses (including legal expenses and expert’s fees) arising out of or in connection with:-

9.2.1.	any research, development, manufacture, use, distribution, supply and or sale of the Products and/or the Stocks and/or Compounds by Scynexis or its Affiliates or its Sub-Licensees; and/or

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

9.2.2.	any possession or use by a third party of the Products manufactured and/or supplied and/or sold by or on behalf of Scynexis, or its Affiliates or its Sub-Licensees and/or of the Stocks and/or Compounds; and/or

9.2.3.	a breach of any of the warranties and representations given by Scynexis, pursuant to Clause 8.1 or any of its obligations under this agreement.

9.3.	Aventis Pharma shall fully indemnify and at all times keep Scynexis, its Affiliates and their Personnel fully indemnified, against any and all liability, damages, claims, proceedings, expenses (including legal expenses and expert’s fees) arising out of or in connection with a breach of any of the warranties and representations given by Aventis Pharma pursuant to Clauses 8.1 and 8.2.

9.4.	Where in this Agreement a party (the “Party Giving the Indemnity”) gives an indemnity to the other party (the “Party Receiving the Indemnity”), such indemnity shall be subject to the following conditions:-

9.4.1.	the Party Receiving the Indemnity shall notify the Party Giving the Indemnity of any claim or action covered by the relevant indemnity (a “Claim”) within [*] of becoming aware of the Claim;

9.4.2.	the Claim does not arise as a consequence of any breach of this Agreement by the Party Receiving the Indemnity and/or from any negligence or misconduct by the Party Receiving the Indemnity;

9.4.3.	the Party Giving the Indemnity is given sole conduct of the defence and settlement of any Claim;

9.4.4.	the Party Receiving the Indemnity does not at any time prejudice the defence of the Claim and;

9.4.5.

the Party Receiving the Indemnity provides the Party Giving the Indemnity (at the cost of the Party Giving the Indemnity) with such assistance, documents, authority and information as the Party Giving the Indemnity may

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

reasonably require in relation to the Claim and the defence or settlement of the Claim.

9.5.	Neither party shall be liable for any indirect loss or damage arising out of this Agreement or any breach of it.

10.	Infringement of the Licensed Rights

10.1.	Infringement by Third Parties.

(a) Each Party shall promptly inform the other Party upon becoming aware of any Infringement or unauthorised use of the Licensed Rights, which is occurring, threatened to occur or similar.

(b)	In the event of any Infringement or unauthorized use referred to in Section 10.1(a), [*] or its Affiliate shall have the first right (but not the obligation) to institute and control an action based on such Infringement or unauthorised use and shall be responsible for the cost of such action. [*] shall provide, against refund of its reasonable out-of-pocket expenses, to [*] or its Affiliates all assistance reasonably required to engage and pursue such proceedings to a satisfactory conclusion. [*] shall not, without the prior written consent of [*], make any admission as to liability or agreement to any settlement or compromise relating to such proceedings to the extent that such settlement or compromise would [*] under this Agreement or otherwise [*] or otherwise [*] hereunder.

(c)	If [*] notifies [*] in writing that it decided not to take action against the infringer, or if within [*] of notification of the Infringement or unauthorized use [*] has taken no action to enjoin or address such Infringement or unauthorized use, [*] shall have the right, but not the obligation, to prosecute an infringement action at [*] own cost and expense.

(d)

Each Party shall execute all necessary and proper documents and take such action as shall be reasonably appropriate to allow the other Party to institute and prosecute any action for Infringement or unauthorised use which that

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

other Party is permitted to institute and prosecute under this Section 10.1, and in the case of section 10.1 (c), [*] shall, if reasonably required, [*] or [*] any such proceedings to enable [*] to conduct the proceedings.

(e)	Any award or other consideration paid by third parties as a result of an infringement action shall [*].

10.2.	Allegations of Infringement.

In the event of any claim against Aventis Pharma and/or any of its Affiliates and/or against Scynexis and/or any of its Affiliates that the use of the Licensed Rights would infringe or make unauthorised use of any third party’s know-how, patents or other intellectual property rights, the Party against whom such claim is made (the “Claim Recipient”) shall notify the other Party as promptly as possible. The Claim Recipient shall have the right to assume full responsibility, at its sole expense, for the defense of such claim and to make any offer or agree any settlement of such claim. The Claim Recipient shall not take any action which would be detrimental to the other Party’s interests. The other Party shall provide, against refund of cash expenses, the Claim Recipient and/or its Affiliates with all assistance reasonably required by them to engage and pursue such claim or any proceedings resulting from such claim to a satisfactory conclusion.

10.3.	Invalidity or Nullity.

(a)	Each Party shall promptly inform the other Party of any proceedings brought by a third party based on the invalidity or nullity of any Licensed Right including, without limitation, any action instituted by way of counterclaim in an action for Infringement of that Licensed Right.

(b)

[*] shall have the first right (but not the obligation) to control the defense of any nullity or invalidity proceedings referred to in Section 10.3(a) above. [*] shall assist and cooperate with [*] to the extent reasonably necessary in the defense of such proceedings and against reimbursement of [*] reasonable out of pocket expenses including, without limitation, executing all such documents and take all such steps as are reasonably necessary to enable [*] to

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

control the defense of such proceedings (including, without limitation, [*] or [*] such suit or proceedings). [*] shall not, in the case when the [*] is affected, without the express prior written consent of [*], make any admission as to [*] or agree to any settlement or compromise relating to any such proceedings. In addition, with respect to any such proceeding when the [*] is affected, [*] shall not, without the express prior written consent of [*], make any admission as to [*] or agreement to any settlement or compromise relating to such proceedings to the extent that such settlement or compromise [*] or otherwise [*].

(c)	If [*] notifies [*] in writing that it decided not to defend any proceedings referred to in Section 10.3(a) above, or if [*] has not instituted any defense of any nullity or invalidity proceedings referred to in Section 10.3(a) above within [*] after such proceedings have been instituted, [*] shall have the right (but not the obligation) to control the defense of such proceedings at [*] own cost and expense.

(d)	Without prejudice to Sections 10.3(b) and (c), the Party that controls the defense of any proceedings referred to in Section 10.3(a) shall keep the other Party fully informed as to the conduct of such proceedings and shall in good faith:

(i)	consult with the other Party in relation to any decision which may affect the scope of protection conferred by the Licensed Rights including, without limitation, decisions as to strategy and settlement; and

(ii)	provide the other Party with all information reasonably necessary for such other Party to be able to consider and give an informed opinion to the Party on, and take into account all opinions and suggestions of the other Party relating to, any decision referred to in Section 10.3(d)(i) above.

11.	Prosecution and Maintenance of the Patents

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

11.1.	[*] shall, at its own cost and expense, prosecute, defend in compliance with Clause 10 above, and maintain the Patents.

11.2.	[*] shall have the right to comment on all substantive communications with any national patent office in respect of the Patents and [*] shall reasonably consider such comments.

11.3.	Without prejudice to Clause 11.2, [*] shall promptly provide [*] with a copy of all relevant correspondence sent by [*] following the Execution Date to any patent agent (whether internal or external) in connection with the Patents and shall instruct any patent agent dealing with the Patents (whether internal or external) to promptly provide [*] with a copy of all correspondence sent by such patent agent (whether sent to a patent office, [*] or any other third party) in connection with the Patents.

11.4.	Subject to Clause 10, [*] shall, at its own expense, defend any Revocation Proceedings. [*] shall at all times consult with [*] on the conduct of such proceedings and shall [*] in connection therewith.

11.5.	Aventis Pharma shall not assign or otherwise transfer any right, title or interest in the Patents, the Ancillary Rights or the Know How to any third party other than its Affiliates without the prior written consent of Scynexis.

12.	Confidential Material

12.1.	In this Agreement, “Confidential Material” owned by Scynexis shall, subject to Clause 12.3, mean the Stocks, the License Deal Confidential Information, and all Information disclosed by Scynexis or any of its Affiliates to Aventis Pharma or any of its Affiliates on or after the Execution Date or pursuant the Option. Agreement; and/or

12.2.

In this Agreement, “Confidential Material” owned by Aventis Pharma shall, subject to Clause 12.3, mean all Information disclosed by Aventis Pharma or any of its Affiliates to Scynexis or any of its Affiliates on or after the Execution Date or pursuant the Option Agreement including without limitation the Know-How and the

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Biotransformation Strain, but excluding the Stocks (except the Biotransformation Strain).

12.3.	In this Agreement, “Confidential Material” shall not include any Information which the Holding Party can prove:-

12.3.1.	is or becomes public knowledge through no improper conduct on the part of the Holding Party, its Affiliates and/or their respective Personnel;

12.3.2.	is already lawfully possessed by the Holding Party and/or its Affiliates without any obligations of confidentiality or restrictions on use prior to the Holding Party first receiving it from the Owning Party and/or

12.3.3.	is obtained subsequently by the Holding Party and/or its Affiliates from a third party without any obligations of confidentiality and such third party is in lawful possession of such information or materials and not in violation of any contractual or legal obligation to maintain the confidentiality of such information or materials.

12.4.	The Holding Party shall treat and shall cause its Affiliates and Sub-Licensees if relevant to treat, all Confidential Material owned by the other party as secret and confidential and shall not use, copy or disclose to any third party any Confidential Material owned by the other party except that:-

12.4.1.	Scynexis may use and disclose Confidential Material owned by Aventis Pharma and/or its Affiliates as reasonably necessary to exploit the Licensed Rights and/or the Assets and notably to its Affiliates, Sub-Licensees and sub-contractors, provided that such Affiliates, Sub-Licensees and sub-contractors are bound by restriction of use and confidential obligations similar as those set forth in the present agreement (“Authorized Holding Third Parties”);

12.4.2.

Aventis Pharma may use and disclose Confidential Material owned by Scynexis as reasonably necessary to enforce its rights under this Agreement provided that Aventis Pharma shall not disclose confidential information

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

concerning development and/or sales of the Products without the prior written consent of Scynexis (except if legally required).

12.4.3.	the Holding Party may disclose Confidential Material owned by the other party to those of its Personnel, Affiliates, sub-contractors and Sub-Licensees to whom such disclosure is reasonably necessary (and only disclose that part of the Confidential Material owned by the other party whose disclosure is reasonably necessary) provided that the Holding Party shall remain responsible for procuring that its Personnel, Affiliates, sub-contractors and. Sub-Licensees and are bound by restriction of use and confidential obligations similar as those set forth in the present agreement and also do not further disclose and/or use the Confidential Material owned by the other party for any other purpose;

12.4.4.	after giving written notice to the Owning Party, the Holding Party may disclose any part of the Confidential Material owned by the other party solely to the extent that it is legally required to do so pursuant to an order of a court of competent jurisdiction or governmental authority provided that the Holding Party shall use its best endeavours to limit such disclosure and to provide the Owning Party with an opportunity to make representations to the relevant court or governmental authority; and/or

12.4.5.	For the avoidance of doubt, the parties hereby confirm that Scynexis and its Affiliates, Sub-Licensees and sub-contractors may disclose Confidential Material owned by Aventis Pharma and its Affiliates to regulatory authorities as reasonably useful to obtain regulatory and marketing approval(s) for Product(s).

12.5.	All documents, materials and other items (including items in electronic form), and any intellectual property rights therein, provided by the Owning Party to the Holding Party containing Confidential Material shall remain the absolute property of the Owning Party.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

12.6.	The Holding Party shall, and Scynexis shall ensure that any Authorized Holding Third Parties shall maintain at all times, documents, materials and other items (including items in electronic form) containing Confidential Material owned by the other party and any copies thereof, in a secure fashion by taking reasonable measures to protect them from theft and unauthorised copying, disclosure and without prejudice to the foregoing shall exercise at least the same degree of care to prevent unauthorised disclosure and/or use of the Confidential Material owned by the other party as the Holding Party exercises in respect of its own confidential material of like importance.

12.7.	The Holding Party shall notify the Owning Party immediately if the Holding Party becomes aware of any unauthorised use or disclosure of, or any unauthorised access to or of any theft or loss of any copies of any Confidential Material owned by the other party.

12.8.	The provisions of this Clause 12 shall continue for [*] and shall, for the avoidance of doubt, survive termination or expiry of this Agreement.

12.9.	Scynexis shall ensure that any and all Authorized Holding Third Parties will be bound by similar obligations as those set forth in the articles 12.3 to 12.8 with regards to the Confidential Material owned by Aventis Pharma as defined in the article 12.2 of the present agreement.

12.10.	Scynexis shall disclose to the Independent Auditor such Confidential Material as the Independent Auditor may need to carry out its assignment as described in Clause 5.7, provided that the Independent Auditor shall enter into a confidentiality agreement in accordance with the provisions of Clauses 5.7 and 12 hereof.

13.	Expiry and Termination

Commencement and Expiry

13.1.	This Agreement shall commence on the Execution Date and unless terminated earlier in accordance with its provisions, this Agreement shall expire on a country by country basis upon expiry of all the Valid Claims.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Termination by Scynexis

13.2.	Scynexis may terminate this Agreement forthwith by giving Aventis Pharma immediate written notice of termination if Aventis Pharma commits a material breach of any provision of this Agreement and, having been notified of such breach, fails to remedy it within [*] of notification.

13.3.	Scynexis may terminate this Agreement at any time without cause by giving Aventis Pharma [*] notice of termination.

Termination by Aventis Pharma

13.4.	This Agreement may not be terminated by Aventis Pharma unless Scynexis has committed a serious breach of this Agreement. If Scynexis commits a serious breach of this Agreement, Aventis Pharma shall notify Scynexis specifying the breach. If Scynexis fails to remedy the breach within [*] of receiving notice from Aventis Pharma then Aventis Pharma may apply to the court for an order that the Agreement be terminated. However, in case Scynexis does not pay the royalties and milestones due to Aventis Pharma in accordance with the terms and conditions set forth in the present Agreement, Aventis Pharma shall notify Scynexis specifying the breach and if Scynexis fails to remedy this breach within [*] of receiving notice from Aventis Pharma, then Aventis Pharma may terminate this Agreement forthwith by giving Scynexis immediate written notice of termination.

13.5.	For purpose of Clause 13.4, “serious breach” shall mean a breach:-

13.5.1.	for which damages would not be an effective or adequate remedy; and

13.5.2.	that has caused loss to Aventis Pharma and/or its Affiliates comparable with the loss that would be caused to Scynexis if this Agreement were to be terminated.

13.6.	It is already understood between the parties that a breach by Scynexis of its obligations as set forth in the article [*] of this agreement shall be considered as a serious breach.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

13.7.	Nothing in Clause 13.4 or 13.5 shall prejudice Aventis Pharma’s right to damages in respect of any breach of this Agreement by Scynexis.

13.8.	Aventis Pharma may terminate this Agreement forthwith by giving Scynexis immediate written notice of termination if either of the following events occur:

13.8.1.	an order is made or a resolution passed for the winding up of Scynexis (other than for the purpose of a solvent scheme of reconstruction or amalgamation); or

13.8.2.	a liquidator is appointed in respect of the assets and business of Scynexis.

14.	Consequences of Expiry Or Termination

Consequences of Expiry according to provisions of section 13.1 of this Agreement

14.1.	On expiry of this Agreement in accordance with the provisions of section 13.1 of this Agreement, Scynexis shall have a fully paid-up, royalty free, world-wide, exclusive licence in the field of [*] and a non-exclusive license outside this field, with the right to grant sub-licences, under the Know-How and the Ancillary Rights to research, develop, manufacture, import, market, use, sell, and supply products and to perform any other act that would infringe the Know How or the Ancillary Rights, were it not for this licence.

Consequences of Expiry or Termination

14.2.	On expiry or termination of this Agreement for any reason:-

14.2.1.	Scynexis shall within [*] of the date of termination or expiry pay to Aventis Pharma all sums due to it under this Agreement in respect of the period up to and including the date of termination including any royalties payable on Products, and/or Combination Products and/or Compounds sold prior to or on the date of termination;

14.2.2.	any rights or remedies of each of the parties arising from any breach of this Agreement shall continue to be enforceable;

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

14.2.3.	the following provisions shall continue in full force and effect: Clause 1 (Definitions), Clause 6 (Payment Terms) in respect of Royalties payable pursuant to Clause 14.2.1, Clause 12 (Confidential Material), Clause 14 (Consequences of Expiry or Termination) and Clause 15 (General).

14.3.	On termination of this Agreement by Scynexis without cause pursuant to Clause 13.3, the licence granted under Clause 2.1 shall terminate automatically and Scynexis shall, and shall procure that its Affiliates and Sub-Licensees shall, forthwith cease all activities requiring a licence under this Agreement save that Scynexis, its Affiliates and the Sub-Licensees shall be entitled to sell and dispose of any stock of finished Products or Compounds in existence on or prior to the date of termination of the Agreement.

14.4.	On termination of this Agreement by Aventis Pharma pursuant to Clause 13.4 or Clause 13.8:

(i)	the license granted under Clause 2.1 shall terminate automatically and Scynexis shall, and shall procure that its Affiliates, forthwith cease all activities requiring a licence under this Agreement save that Scynexis and its Affiliates shall be entitled to sell and dispose of any stock of Products or Compounds in existence on or prior to the date of termination of the Agreement; and

(ii)	in the event that Scynexis has sublicensed the Product to Sub-Licensee(s), Aventis Pharma shall grant to each Sub-Licensee a licence on terms equivalent to the sub-licence agreement between such Sub-Licensee and Scynexis in respect of the Patents, Ancillary Rights and Know How, provided however that such Sub-Licensee is acceptable to Aventis Pharma (such acceptance not to be unreasonably withheld), and provided further that the terms of the sub-license between such Sub-Licensee and Scynexis are not less favourable to Aventis Pharma than the licence terms contained in the present Agreement.

15.	General

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

15.1.	In this Agreement:-

15.1.1.	“including” means including without limitation; “include” and “includes” shall be construed accordingly.

15.1.2.	the headings are for convenience only and shall not affect the interpretation of this Agreement.

15.2.	Any notice or other communication given under this Agreement shall be in writing in English and shall be:-

15.2.1.	delivered by hand or by courier ; or

15.2.2.	sent by pre-paid airmail with return receipt; or

15.2.3.	sent by fax (confirmed by pre-paid airmail placed in the post on or on the day after the date of transmission);

to the address or the fax number set out below or to such other address or fax number as may from time to time be notified to the other party in writing.

Notices to Scynexis:	General Counsel
Director of Business Development SCYNEXIS, Inc. Post Office Box 12878 Research Triangle Park North Carolina, 27709-2878 USA	SCYNEXIS, Inc. Post Office Box 12878 Research Triangle Park North Carolina, 27709-2878 USA Fax : +1 919 544 8697

Fax : +1 919 544 8697
Notices to Aventis Pharma:
Senior Director Corporate Development Technology and Licensing & Alliances

Copy to:

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Aventis Pharma. Centre de Recherche de Paris 13, Quai Jules Guesde F- 94400 Vitry-sur-Seine France Fax: +33 1 58 93 33 48	Copy to: Legal Department Sanofi-Aventis 174 Avenue de France 75013 Paris Fax : 33 (1) 53 77 49 77

15.3.	Any notice given under Clause 15.2 shall be deemed to have been received:-

15.3.1.	on the date of delivery if delivered by hand or by courier prior to 5:00 pm on a business day, otherwise on the next business day following the date of delivery;

15.3.2.	on the fourth business day from and including the day of posting in the case of pre-paid airmail; or

15.3.3.	on the next business day following the day of transmission in the case of facsimile (confirmed by pre-paid first class post/airmail as provided above).

15.4.	In Clause 15.3 business day shall mean a day that is not Saturday, Sunday and/or a public holiday in the country to which the notice is sent.

15.5.	If any provision of this Agreement is declared by any judicial or other competent authority to be void, voidable, illegal or otherwise unenforceable, the parties hereto shall negotiate in good faith to modify this agreement so as to effect the original intent of the parties as closely as possible in mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible. The judicial or other competent authority making such determination shall have the power to limit, construe or reduce the duration, scope, activity and/or area of such provision, and/or delete specific words or phrases as necessary to render, such provision enforceable.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

15.6.	Failure or delay by either party to exercise any right or remedy under this Agreement shall not be deemed to be a waiver of that right or remedy, or prevent it from exercising that or any other right or remedy on that occasion or on any other occasion.

15.7.	This Agreement and all its Appendixes attached constitute the entire agreement and understanding of the parties relating to the subject matter of this Agreement and supersedes all prior oral or written agreements, representations, understandings or arrangements between the parties relating to the subject matter of this Agreement, including the provisions of the Option Agreement with effect as of the Execution Date.

15.8.	No provision of this Agreement shall operate to:-

15.8.1.	exclude any provision implied into this Agreement by [*] law and which may not be excluded by [*] law; or

15.8.2.	limit or exclude any liability, right or remedy to a greater extent than is permissible under [*] law including in relation to (1) death or personal injury caused by the negligence of a party to this Agreement or (2) fraudulent misrepresentation or deceit.

15.9.	No change shall be made to this Agreement except in writing in the English language signed by the duly authorised representatives or directors of both parties.

15.10.	Nothing in this Agreement shall create, evidence or imply any agency, partnership or joint venture between the parties.

15.11.	Neither party shall act or describe itself as the agent of the other party nor shall either party have or represent that it has any authority to make commitments on behalf of the other.

15.12.

Neither party shall assign, delegate or transfer this Agreement, other than to an Affiliate or successor, without the prior written consent of the other party, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, each

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Party may assign, delegate or transfer this Agreement, or any of its rights or obligations relating thereto, in connection with the sale of all or substantially all of the assets to which this Agreement relates.

15.13.	Scynexis shall not assign or transfer this Agreement to a third party unless such third party agrees to pay to Aventis Pharma (to the extent not already paid by Scynexis) the milestone payments and royalties set out in Clause 5.

15.14.	Subject to the final sentence of this Clause, neither party shall, and shall procure that its Personnel, its Affiliates and the Personnel of its Affiliates shall not, make any announcement, or comment upon, or originate any publicity, or otherwise provide any information to any third party (other than its legal advisors or — in the case of Scynexis — its current or potential investors) concerning this Agreement including the existence of this Agreement, the terms of this Agreement, the performance of this Agreement and/or any dispute or disagreement relating to this Agreement, without the prior written consent of the other party except if required by law. Any detailed disclosures by Scynexis to current or potential investors shall be subject to appropriate confidentiality arrangements substantially similar to those contained herein.

15.15.	If and when requested by Scynexis, the parties shall jointly develop a mutually satisfactory press release to be released by each of them.

15.16.	If the performance by a party of its obligations under this Agreement (other than an obligation to pay any sums due under this Agreement) is prevented, restricted, delayed or interfered with by any circumstances beyond the reasonable control of that party, its licensees, contractors and subcontractors, then that party shall, upon giving prompt notice to the other party specifying the circumstances and obligations concerned, be excused from such performance to the extent of such prevention, restriction, delay or interference.

15.17.	[*] and any legislation amending or replacing shall not apply in relation to any part of this Agreement or any agreement, arrangement, understanding liability or obligation arising under or in connection with this Agreement.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

15.18.	This Agreement will be interpreted and construed in accordance with the laws of [*] (excluding its choice of law rules). Any dispute, controversy or difference arising between the parties out of, or in relation to, or in connection with this Agreement, or any breach of this Agreement which cannot be settled between the parties within [*] on an amicable basis, shall be finally settled by the [*].

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

AGREED by the parties through their duly authorised representatives on the date written at the top of the first page of this Agreement:

For and on behalf of Aventis Pharma S.A.		For and on behalf of SCYNEXIS, Inc.

Signed:	/s/ Jean Claude MULLER	Signed:	/s/ Yves RIBEILL

Full Name:	Jean Claude MULLER	Full Name:	Yves RIBEILL

Job Title:	Duly Authorized	Job Title:	CEO & President

Signed:	/s/ Francois CHAMBON

Full Name:	Francois CHAMBON

Job Title:	Duly Authorized

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Appendix I

Delivered Documents

[*]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Appendix II

Patents

File # [*]

Title: [*]

Inventors: [*]

Country	Type	Filing	Filing #	Publication #	Current status - Event [W]	Grant	Grant #	Expiry
[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

File # [*]

Title: [*]

Inventors: [*]

Country	Type	Filing	Filing #	Publication #	Current status	Grant	Grant #	Expiry
[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

File # [*]

Title: [*]

Inventors: [*]

Country	Type	Filing	Filing #	Publication #	Current status	Grant	Grant #	Expiry
[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

File # [*]

Title: [*]

Inventors: [*]

Country	Type	Filing	Filing #	Publication #	Current status	Grant	Grant #	Expiry
[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

File # [*]

Title: [*].

Inventors: [*]

Country	Type	Filing	Filing #	Publication #	Current status	Grant	Grant #	Expiry
[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

File # [*]

Title:[*]

Inventors: [*]

Country	Type	Filing	Filing #	Publication #	Current status	Grant	Grant #	Expiry
[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Appendix III

Stocks

Compound code # [*]

Project code # [*]

IUPAC Name # [*]

Batch number # [*]

Batch size # [*]

Batch Analysis: [*]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Compound code # [*]

Project code # [*]

Batch number # [*]

Batch size # [*]

Chemical Assay [*]

Batch number # [*]

Batch size # [*]

Chemical Assay [*]

Chemical Structure:[*]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Compound code # [*]

Project code # [*]

Batch number # [*]

Batch size # [*]

Chemical Assay [*]

Chemical Structure:[*]

Biotransformation Strain

[*]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

HISTOLOGY SAMPLES

[*]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Appendix IV

Biotransformation Strain

[*]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.